SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                _____________

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 1, 1996



                       RECKSON ASSOCIATES REALTY CORP.
            (Exact name of Registrant as specified in its Charter)



                                   Maryland
                           (State of Incorporation)


            1-13762                                 11-3233650
    (Commission File Number)                (IRS Employer Id. Number)



                        225 Broadhollow Road                  11747
                         Melville, New York                (Zip Code)
              (Address of principal executive offices)


                                (516) 694-6900
          (Registrant's telephone number, including area code)


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     The Option Properties. Upon completion by Reckson Associates Realty Corp. (the "Company") of its initial public offering (the "IPO") in June 1995, two office properties and four industrial properties owned by Reckson affiliates (the "Reckson Option Properties") were not contributed to Reckson Operating Partnership, L.P. (the "Operating Partnership").

      However, upon completion of the IPO, the Operating Partnership was granted an option, exercisable over a 10 year period commencing upon closing of the IPO, to acquire each of the Reckson Option Properties at a purchase price equal to the lesser of (i) a fixed price established at the time of the IPO (the "Fixed Price") and (ii) the Net Operating Income attributable to such property during the 12 month period preceding exercise of the option by the Operating Partnership divided by a capitalization rate of 11.5% (the "NOI Price"); provided that, in no event could the purchase price be less than the outstanding balance of the mortgage debt encumbering the property on the acquisition date. The terms of the option further provide that the portion of the purchase price not required to repay mortgage debt shall be payable in limited partnership units of the Operating Partnership ("Units"). The Units are to be valued based on the market price of the common stock as of four business days prior to the closing date. In addition, the Company is obligated to provide registration rights to the sellers with respect to common stock obtained upon conversion of Units.

     On May 22, 1996, the Independent Directors (i.e., the Directors of the Company who are neither officers of the Company nor affiliated with Reckson) authorized the Operating Partnership to exercise its option to acquire 60 Charles Lindbergh Blvd. (an approximately 187,000 square foot office building located in the Company's Nassau West Corporate Center in Mitchel Field, New York) from a partnership owned by Donald Rechler and Roger Rechler (the Chairman of the Board and Vice Chairman of the Board, respectively, of the Company) at the Fixed Price of $20,726,400. The Operating Partnership subsequently acquired such property in July 1996 with the issuance of 114,722 Units (valued at $32.63 per Unit) and approximately $17.0 million of cash used to repay mortgage indebtedness encumbering the property and pay closing costs. The $17.0 million cash payment was funded with proceeds from the Company's public offering of 3,000,000 shares of common stock completed in April 1996 and borrowings incurred under its existing credit facility with Salomon Brothers Realty Corp. (the "Credit Facility").

     On August 27, 1996, the Independent Directors further authorized the Operating Partnership to exercise its options to acquire 48 Harbor Park
Drive (a 36,000 square foot research and development industrial property located in Port Washington), 30 Hub Drive (a 73,000 square foot industrial property located in the Company's County Line Industrial Center in Melville, New York), 593 Acorn Street (a 40,000 square foot industrial property located in Babylon, New York) and 110 Bi-County Blvd (a 147,000 square foot industrial property located in Farmingdale, New York). 48 Harbor Park Drive was authorized to be acquired at a purchase price of $3,500,000 (the outstanding principal amount of mortgage debt encumbering the property which was recently incurred to fund a retrofitting of the building and significant tenant improvements). 30 Hub Drive, 593 Acorn Street and 110 Bi-County Blvd. were authorized to be acquired at their Fixed Prices of $2,007,700, $878,100 and $8,969,300, respectively.

     In September 1996, the Operating Partnership acquired 48 Harbor Park Drive from a partnership owned by Donald Rechler and Roger Rechler for a cash payment of $3,500,000, all of which was used to repay mortgage debt. The $3,500,000 payment was funded with borrowings incurred under the Credit Facility.

     It is expected that the Operating Partnership will acquire 30 Hub Drive, 593 Acorn Street and 110 Bi-County Blvd. during the fourth quarter of 1996. In addition, it also expected that the mortgage debt encumbering 30 Hub Drive and 593 Acorn Street will be prepaid in full upon acquisition by the Operating Partnership with borrowings incurred under the Credit Facility, and that the debt encumbering 110 Bi-County Blvd will be maintained. At September 26, 1996, the aggregate principal amount of the mortgage debt encumbering 30 Hub Drive, 593 Acorn Street and 110-Bi-County Blvd. was $1,231,642, $457,445 and $4,687,961, respectively.

     Donald Rechler and Roger Rechler maintain an ownership interest in each of the partnerships that currently own 30 Hub Drive, 593 Acorn Street and 110 Bi-County Blvd. In addition, Scott Rechler and Mitchell Rechler, Executive Vice Presidents of the Company, and certain trusts established for the benefit of other members of the Rechler family maintain an ownership interest in the partnership that owns 110 Bi-County Blvd.

     Landmark Square. In September 1996, the Operating Partnership contracted to acquire Landmark Square, a six building office complex (collectively, "Landmark Square") encompassing an aggregate of approximately 800,000 square feet located in Stamford, Connecticut. The Operating Partnership will purchase the portfolio from the Metropolitan Life Insurance Company ("MetLife") for approximately $77 million. It is currently expected that the acquisition will be funded with a first mortgage provided by MetLife, borrowings incurred under the Credit Facility and cash on hand. The acquisition is expected to close early in the fourth quarter of 1996.

     Landmark Square was developed between 1973 and 1984 by the F.D. Rich Company and is presently approximately 85% leased to such tenants as Guinness PLC/United Distillers, Crown Theater, McKinsey & Co. and Fleet Bank. Landmark Square is located on seven acres in the heart of Stamford, contiguous to Stamford Town Center, a 900,000 square foot upscale shopping mall. Landmark offers such amenities as a full service athletic facility and the Landmark Club, one of Stamford's premier dining clubs.

     The Company plans to immediately commence an approximately $11.5 million, five year capital improvement program to upgrade the portfolio, which has been effectively operated or controlled institutionally since 1991.


ITEM 5.   OTHER EVENTS.

     The following consolidated statement of operations (unaudited) of the Company for the period June 3, 1995 (commencement of operations) to June 2, 1996 is intended to constitute an "earnings statement" made generally available to the security holders of the Company for purposes of Section 11(a) of the Securities Act of 1933, as amended:


                       RECKSON ASSOCIATES REALTY CORP.
                     CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE PERIOD JUNE 3, 1995 TO JUNE 2, 1996
                            (DOLLARS IN THOUSANDS)
                                  UNAUDITED



REVENUES:
     Base Rents ............................        $   61,853
     Tenants escalation and
          reimbursements ...................             9,150
     Equity in earnings of real estate
          partnerships .....................                47
     Equity in earnings of service
          companies ........................               777
     Other .................................               823
                                                        ------
Total Revenues .............................            72,650
                                                        ------
EXPENSES:

     Operating Expenses:
     Property operating expenses ...........            13,819
     Real estate taxes .....................            10,699
     Ground rents ..........................             1,011
     Marketing, general and administrative .             3,774
                                                        ------
Total Operating Expenses ...................            29,303

Interest ...................................             9,970

Depreciation and amortization ..............            13,640
                                                        ------
Total Expenses .............................            52,913
                                                        ------


Minority partners' interest in consolidated
     partnership (income)      .............              (577)

Limited partners' interest in the Operating
     partnership (income)     ..............            (5,227)
                                                        ------

Income (loss) before extraordinary item ...             13,933

Extraordinary item - loss on extinguishment
   and restatement of debts, net of limited
   partners' minority interest of $2,152  .             (5,129)
                                                        -------
Net income ................................             $ 8,804
                                                        -------
                                                        -------


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) and (b)    Financial Statements of Properties Acquired and Pro
                    Forma Financial Information

     UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

     Pro Forma Condensed Balance Sheet (Unaudited) as of
      June 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . .    6

     Pro Forma Condensed Combining Statement of Operations
      (Unaudited) for the year ended December 31, 1995
       and for the six months ended June 30, 1996 . . . . . . . . .    7

     Notes to Pro Forma Financial Statements  . . . . . . . . . . .   10

     ACQUISITION PROPERTIES

     Report of Independent Auditors . . . . . . . . . . . . . . . .   14

     Combined Statement of Revenues and Certain Expenses of Landmark
      Square Properties for the year ended December 31, 1995 and for
      the six months ended June 30, 1996 (Unaudited)  . . . . . . .   15

     Notes to Combined Statement of Revenues and Certain Expenses of
      Landmark Square Properties  . . . . . . . . . . . . . . . . . . 16

     Report of Independent Auditors   . . . . . . . . . . . . . . .   18

     Combined Statements of Revenues and Certain Expenses
      of Certain Option Properties for the years ended
      December 31, 1995, 1994 and 1993 and for the six month
      periods ended June 30, 1996 and 1995 (Unaudited)  . . . . . .   19

     Notes to Combined Statements of Revenues and Certain
      Expenses of Certain Option Properties . . . . . . . . . . . .   20

(b)  Exhibits

     None.



                       Reckson Associates Realty Corp.
                 Pro Forma Condensed Combining Balance Sheet
                             As of June 30, 1996

The following unaudited pro forma condensed combining balance sheet is presented as if the Company had acquired Landmark Square Properties ("Landmark Square") and Certain Option Properties on June 30, 1996.

This pro forma condensed combining balance sheet should be read in conjunction with the pro forma condensed combining statement of operations of the Company and the historical financial statements and notes thereto of the Company as filed on Form 10-K for the year ended December 31, 1995 and Form 10-Q for the six months ended June 30, 1996.

The pro forma condensed combining balance sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired Landmark Square and Certain Option Properties on June 30, 1996, nor does it purport to represent the future financial position of the Company. (Amounts below are in thousands)

                                                       Landmark
                                                        Square      Certain Option       June 30, 1996
Description                         Historical(a)         (b)        Properties (c)      Pro Forma
Assets:
Real estate, net ..................        $305,379          $77,000         $36,000          $418,379
Cash and cash equivalents .........          10,308                                             10,308
Tenant Receivables ................           1,983                                              1,983
Affiliate receivables .............             692                                                692
Deferred rent receivable ..........          10,042                                             10,042
Prepaid expenses and other assets .          13,954                                             13,954
Investments in joint ventures .....           5,145                                              5,145
Deferred lease fees and loan
costs, net ........................           8,183                                              8,183
                                  --------------------------------------------------------------------
Total Assets                               $355,686          $77,000         $36,000          $468,686
                                  ====================================================================
Liabilities and Stockholders'
Equity:
Mortgage notes payable ...........         $109,033          $50,000          $4,700          $163,733
Credit facility ..................           40,000           27,000          22,100            89,100
Accrued expenses and other
liabilities ......................           10,644                                             10,644
Dividends payable ................            8,228                                              8,228
Affiliate payables ...............              145                                                145
                                  --------------------------------------------------------------------
Total Liabilities  ...............          168,050           77,000          26,800           271,850
                                  --------------------------------------------------------------------
Minority interest in consolidated
     partnership .................            9,439                                              9,439
Minority interest in Operating
Partnership ......................           34,453                            9,200            43,653
Stockholders Equity:
Common Stock .....................              104                                                104
Stockholders Equity:
Additional paid-in-capital........          143,640                                            143,640
Retained Earnings.................             -                                                  -
                                   -------------------------------------------------------------------
Total Stockholders' Equity .......          143,744                0               0           143,744
                                   -------------------------------------------------------------------
Total Liabilities and
  Stockholders' Equity ...........         $355,686          $77,000         $36,000          $468,686
                                   ===================================================================



                                    Reckson Associates Realty Corp.
                         Pro Forma Condensed Combining Statement of Operations
                                 For the Year Ended December 31, 1995
                                              (UNAUDITED)

The following unaudited pro forma condensed combining Statement of Operations is presented as if (i) the April 1996 Offering and the IPO and related formation transactions had occurred on January 1, 1995, (ii) the Company purchased all properties acquired subsequent to the IPO and prior to December 31, 1995 (the "1995 Acquisition Properties") on January 1, 1995,
(iii) and the Company had acquired the Westchester Properties, the 1996 Acquisition Properties, Landmark Square and Certain Option Properties on January 1, 1995, and (iv) the Company qualified as a REIT, distributed all its taxable income and, therefore, incurred no income tax expense during the period.

This pro forma condensed combining Statement of Operations should be read in conjunction with the pro forma condensed combining balance sheet of the Company and the historical financial statements and notes thereto of the Company as filed on Form 10-K for the ended December 31, 1995 and Form 10-Q for the six months ended June 30, 1996.

The pro forma condensed combining Statement of Operations is unaudited and is not necessarily indicative of what the results of operations would have been had the April 1996 Offering and the IPO and related formation transactions and aforementioned acquisition transactions actually occurred on January 1, 1995, nor does it purport to represent the operations of the Company for future periods (Amounts below are in thousands, except per share data).


                                                      Total
                                                      Reckson
                       Reckson                        Associates
                        Asso-                         Corp.
             Adjusted   ciates   Initial              Combined
             Reckson    Realty   Public               Pro Forma
               Group    Corp.    Offering   The       January
               (d)      (e)      and        1995      1, 1995     The                                                   Reckson
              Jan 1,   June 3,   Form-      Acquisi-  to          West-                                Land    Certain  Associates
              1995 to  1995 to    ation     tion      December    chester   1996(i)       Pro Forma    Mark    Option   Realty
              June 2,  December  Transact   Prop-     31,         Prop-     Acquisition   (j)          Square  Proper-  Corp. Pro
Description    1995    31, 1995   ions(f)   erties(g) 1995(g)     erties(h) Properties    Adjustments  (m)     ties (n) Forma(v)
---------------------------------------------------------------------------------------------------------------------------------
Revenues:

Base rent..   $19,680   $32,661              $6,034    $58,375     $13,883(1)  $1,617                  $12,596 $5,341   $91,812
Tenant
escalations.    3,417    5,246                  566      9,229         509(1)     21                    2,521    438     12,718
Construction
and management
company income. 2,950             (2,950)(1)
Equity in
earnings of
service
companies...             100        220(1)                  320         70(3)                                               390
Other income...   548    448       (548)(3)      25         473                                                             473
                ---------------------------------------------------------------------------------------------------------------
Total
Revenues....   26,595   38,455    (3,278)     6,625      68,397      14,462     1,638                  15,117  5,779   105,393
                ---------------------------------------------------------------------------------------------------------------

Expenses:
Operating
Expenses:

Property
expenses...    4,918    7,144     (408)(2)    1,204     12,858       4,632(1)     641                  7,029     665    25,825

Real estate
taxes......    3,858    5,755                 1,172      10,785      2,697(1)     435                  1,776   1,208    16,901

Ground rents..   411     579                                 990                                                  136     1,126
Rent expense
to an affiliate.  99                (99)(1)
Construction
costs and
expenses......  1,929              (1,929)(1)
Marketing,
general and
administrative.. 1,767   1,859      (389)(5)               3,237                                       637       278     4,152
                ---------------------------------------------------------------------------------------------------------------
Total
Operating
Expenses        12,982   15,337      (2,825)    2,376     27,870       7,329      1,076               9,442     2,287   48,004
Interest...      8,423    5,331                            13,754                             5,667                     19,421
Depreciation
and
Amortization..   4,455   7,233       146(4)     1,300     13,134       2,061(2)     164               1,925      900    18,184
                ---------------------------------------------------------------------------------------------------------------
                25,860   27,901     (2,679)     3,676     54,758       9,390      1,240      5,667   11,367     3,187   85,609
Equity in
net income of
investees....                                                          989(4)                                            989
Minority
partners'
interest
in
consolidated
partnership
income.....      (261)   (184)                             (445)                                                        (445)
                -------------------------------------------------------------------------------------------------------------
Income
(loss)
before
Limited
partners'
minority
interest in
the Operating
Partnership...
and
extra
ordinary
item..........    $474    $10,370     ($599)    $2,949    $13,194      $6,061     $398    ($5,667)  $3,750  $2,592  20,328
                =================================================================================================
Limited
partners'
minority
interest
in
the
Operating.....
Partnership                                                                                                       ( 5,143)(k)
                                                                                                                   -----------

Net income
before
extraordinary                                                                                                      $15,185
item ........                                                                                                      =======

Net income
per
common
share
before
extraordinary
item ........                                                                                                      $1.45(l)
                                                                                                                   ========
Weighted
average
common
shares
outstanding....                                                                                                     10,439
                                                                                                                    ======



                      Reckson Associates Realty Corp.
            Pro Forma Condensed Combining Statement of Operations
                    For the Six Months Ended June 30, 1996
                                 (UNAUDITED)

The following unaudited pro forma condensed combining Statement of Operations is presented as if the April 1996 Offering had occurred and the Company had acquired the Westchester Properties, Landmark Square and Certain Option Properties on January 1, 1996.

The pro forma condensed combining Statement of Operations should be read in conjunction with the pro forma condensed combining balance sheet of the Company and the historical financial statements and notes thereto of the Company as filed on Form 10-K for the year ended December 31, 1995 and Form 10-Q for the six months ended June 30, 1996.

The pro forma condensed combining Statement of Operations is unaudited and is not necessarily indicative of what the results of operations would have been had the April 1996 Offering actually occurred on January 1, 1996 and had the Company acquired the Westchester Properties, Landmark Square and Certain Option Properties on January 1, 1996, nor does it purport to represent the operations of the Company for future periods (Amounts below are in thousands, except per share data).

                                                      Certain
                                                      Option        The                          Reckson Associates
                           Historical  Landmark       Properties    Westchester    Pro Forma(r)  Realty Corp.
Description                   (o)      Square(p)      (q)           Properties(s)  Adjustments   Pro Forma(v)
-------------------------------------------------------------------------------------------------------------
Revenues:
Base rent....               $35,716      $6,391       $2,393        $3,137                        $47,637
Tenant escalations....        4,696       1,078          189         100                            6,063
Equity in earnings of real
estate
partnerships.....               71                                                                  71
Equity in earnings of
service
companies.....                 759                                                                  759
Other income..                 517                                                                  517
                         -------------------------------------------------------------------------------------
Total Revenues..            41,759        7,469       2,582        3,237                         55,047
                         -------------------------------------------------------------------------------------
Expenses:
Operating Expenses:
Property expenses....         8,241        3,763         317         1,496                        13,817
Real estate taxes....         5,983         831          609         626                           8,049
Ground rents.........           519                       68                                          587
Marketing, general and
administrative.......         2,390         299          132                                       2,821
                         --------------------------------------------------------------------------------------

Total Operating Expenses.    17,133        4,893        1,126        2,122                        25,274
Interest.............         5,511                                                4,320           9,831
Depreciation and
Amortization.........         7,793         963          450         304                           9,510
                         ---------------------------------------------------------------------------------------
Total expenses.......        30,437        5,856        1,576       2,426          4,320           44,615
Equity in net income of                                                347                            347
investees............
Minority partners'
interest in
consolidated partnership
income..............          (472)                                                                   (472)
                         ---------------------------------------------------------------------------------------
Income (loss) before
Limited
partners' minority
interest in
the Operating Partnership
and
extraordinary item.....      $10,850      $1,613       $1,006      $1,158        ($4,320)         10,307
                        ==================================================================

Limited partners' minority
interest in the Operating
Partnership...........                                                                           (2,608)(t)
                                                                                                 ----------
Net income before
extraordinary
item.................                                                                            $7,699
Net income per common share
before extraordinary item...                                                                      $0.74(u)
                                                                                                  =======

Weighted average common                                                                            10,439
shares outstanding........                                                                         ======

                       RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO PRO FORMA FINANCIAL STATEMENT
                                  (UNAUDITED)
                     (in thousands, except shares and units)


Pro Forma Condensed Combining Balance Sheet

a. Reflects the Company's historical balance sheet as of June 30, 1996 (Unaudited).
b. Reflects the acquisition of Landmark Square with mortgage debt of $50 million and additional borrowings under the credit facility.
c. Reflects the purchase of certain properties under option with related parties with borrowings under the credit facility, assumption of a mortgage debt and issuance of approximately 279,000 of operating partnership units (based on the June 30, 1996 closing price of the Company's common stock of $33 per share).

Pro Forma Condensed Combining Statement of Operations - for the year ended December 31, 1995 and the six months ended June 30, 1996.

d. The following reflects the historical operations of The Reckson Group for the period January 1, 1995 to June 2, 1995, adjusted to include the Omni and exclude properties that were not transferred to the Company:



                                             Reckson Group     Add:         Less:          Adjusted
                                                Historical     Omni      Properties       Reckson Group
                                                                         Not Transferred
REVENUES:
     Base Rents........................      $16,413          $4,812     $1,545            $19,680
     Tenant escalations and reimbursements     2,907            602          92              3,417
     Construction and management revenues      2,950            ---         ---              2,950
     Other income ......................         548            ---         ---                548
                                             --------        --------    -------           --------
                                              22,818           5,414      1,637             26,595
                                             --------        ---------   -------           --------
EXPENSES:
     Property operating..................      3,985           1,212       279               4,918
     Real estate taxes...................      3,390             897       429               3,858
     Ground Rent.........................        234             233        56                 411
     Rent expense to an affiliate........         99             ---       ---                  99
     Construction costs and expenses.....      1,929             ---       ---               1,929
     Marketing, general and administrative     1,759             21         13               1,767
     Interest............................      7,622           1,549       748               8,423
     Depreciation........................      3,606           1,181       332               4,455
                                             ---------       ----------   --------          ------

                                               22,624           5,093      1,857            25,860
                                             ----------       ----------  --------          -------
    Income before Limited partners' minority
       interest and extraordinary item.....   $  194          $   321      $ (220)          $  735
                                             ===========       ==========  =======          ======

                                      (Footnotes continued on following page)


e. Reflects the historical operations of Reckson Associates Realty Corp. for the period June 3, 1995 to December 31, 1995.

f. Reflects the following adjustments related to the IPO and the formation transaction:

     1. Adjustment required to record the Company's investment in the Subsidiary Corporations under the equity method of accounting.
     2. An estimated decrease in operating expenses ($408) principally as a result of certain non-Rechler family partners of certain
          Reckson Group entities receiving management fees and related cost reimbursements ($297) in lieu of cash distributions for their respective ownership interests and the elimination of separate insurance coverage ($111) on properties covered under the Company's umbrella policy.
     3. A reduction in income resulting from the distribution of available-for-sale securities and other investments to partners and elimination of gain on sale of real estate.
     4. Additional depreciation on an increase in basis of the real estate, additional amortization on deferred financing costs related to new debt, less amortization relating to deferred financing costs written-off as a result of the debt repaid with proceeds from IPO.
     5. Adjustment to the historical marketing, general and administrative expenses for incremental costs of doing business as a public company and savings from operating all properties on a combined self-managed basis, less administrative costs attributable to the service companies, as follows:


Reckson Group historical expenses for the period from January 1, 1995 to June 2, 1995..........               $1,767
Reckson Associates Realty Corp. expenses for the period from June 3, 1995 to
  December 3, 1995.............................................................................                1,859
                                                                                                              -------

                                                                                                               3,626
                                                                                                              -------

Incremental cost of doing business as a public company for the period January 1, 1995 to
  June 2, 1995...............................................................................       $416
Incremental costs incurred during the period January 1, 1995 to June 2, 1995.................       (125)
Estimated savings from operating all properties on a combined, self-managed basis............        (92)         199
                                                                                                    -----
Less: Administrative costs relating to Subsidiary Corporations described in (F-1 above)......                    (588)

Adjustment...................................................................................                    (389)

Marketing, general and administrative expenses - Reckson Associates Realty Corp. Combined
  Pro Forma..................................................................................                  $3,237
                                                                                                                ------
                                                                                                                ------

                                    (Footnotes continued on following page)

g. Reflects the preacquisition revenues and certain expenses of the properties acquired during the period from the date of the IPO to December 31, 1995.

h. Reflects the operations of eight class A suburban office properties encompassing an aggregate of approximately 935,000 square feet located in Westchester County, New York (the "Westchester Properties"), as follows:

     1.   The revenues and certain expenses of seven of the Westchester
          Properties
     2. Depreciation expense on the buildings (30 years) and tenant costs (life of lease)
     3.   Equity in the earnings of the management and construction business.
     4. Equity in earnings of the eighth Westchester Property in which the Company acquired a 60% interest in an LLC entity which owns the property.

i. Reflects the revenues and certain expenses of an additional office property and an industrial property purchased in 1996, located in Westchester, and Hauppauge, New York, respectively (the "1996 Acquisition Properties").

j. Reflects the net effect of (i) a reduction in mortgage interest costs associated with repayment of certain mortgage debt with proceeds from the IPO and a modification of certain loan terms in the remaining mortgages after the IPO and (ii) an increase in interest costs associated with a $50 million mortgage debt expected to be incurred with an estimated interest rate of 8% to finance the acquisition of Landmark Square, a $4.7 million mortgage debt with an interest rate of 9.125% to be assumed in connection with the acquisition of one of the Certain Option Properties, a $9.2 million mortgage debt with an interest rate of 7.375% assumed in connection with the acquisition of one of the Westchester Properties and additional borrowings under the Credit Facility.

k. Represents the minority interest of the Limited Partners in the Operating Partnership at an effective pro forma rate of approximately 25.3%.

l. Pro Forma net income per share of common stock before extraordinary item is based upon 10,439,200 shares of common stock.


m. Reflects the combined revenues and certain expenses of Landmark Square located in Stamford, Connecticut for the year ended December 31, 1995.

n. Reflects the combined revenues and certain expenses of the Certain Option Properties for the year ended December 31, 1995.

o. Reflects the historical operations of the Company for the six months ended June 30, 1996.

p. Reflects the combined revenues and certain expenses of Landmark Square for the six months ended June 30, 1996.

q. Reflects the combined revenues and certain expenses of the Certain Option Properties for the six months ended June 30, 1996.

r. Reflects the increase in interest costs associated with a $50 million mortgage debt expected to be incurred with an estimated interest rate of 8% to finance the acquisition of Landmark Square, a $4.7 million mortgage debt with an interest rate of 9.125% to be assumed in connection with the acquisition of one of the Certain Option Properties, a $9.2 million mortgage debt with an interest rate of 7.375% assumed in connection with the acquisition of one of the Westchester Properties and additional borrowings under the Credit Facility.

s. Reflects the combined revenues and certain expenses of the Westchester Properties for the period of time during 1996 prior to the acquisition by the Company.

t. Represents the minority interest of the Limited Partners in the Operating Partnership at an effective pro forma rate of approximately 25.3%.

u. Pro forma net income per share of common stock before extraordinary item is based upon 10,439,200 shares of common stock.

v. The revenues and certain expenses of certain insignificant property acquisitions, including vacant buildings have been excluded from the pro forma condensed combining Statement of Operations for the six months ended June 30, 1996.


                        REPORT OF INDEPENDENT AUDITORS



BOARD OF DIRECTORS AND STOCKHOLDERS
RECKSON ASSOCIATES REALTY CORP.

     We have audited the combined statement of revenues and certain
expenses of   properties to be acquired from the Metropolitan Life
Insurance Company ("MetLife") by Reckson Associates Realy Corp. (the "Landmark Square Properties"), as described in Note 1, for the year ended December 31, 1995. The financial statement is the responsibility of Landmark Square Properties management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Reckson Associates Realty Corp. and is not intended to be a complete presentation of Landmark Square Properties revenues and expenses.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses of Landmark Square Properties as described in Note 1 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                   ERNST & YOUNG LLP

New York, New York
September 20, 1996




                          LANDMARK SQUARE PROPERTIES


             COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                (In thousands)
                                   (Note 1)



                                                                              Six months   Year ended
                                                                                 ended      December
                                                                               June 30,       31,
                                                                                 1996         1995
                                                                              ------------------------

                                                                                 (Unaudited)

REVENUES: (Note 2 and 6)
      Base rents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $6,391      $12,596
      Tenant escalations, reimbursements, and parking income  . . . . . . .      1,078        2,521
                                                                                --------------------
Total revenues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7,469       15,117
                                                                                ---------------------

CERTAIN EXPENSES:

       Property operating expenses (Note 5) . . . . . . . . . . . . . . . .      3,763        7,029
       Real estate taxes  . . . . . . . . . . . . . . . . . . . . . . . . .        831        1,776
       Management fees (Note 3) . . . . . . . . . . . . . . . . . . . . . .        299          637
                                                                                --------------------
Total certain expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .      4,893        9,442
                                                                                --------------------
REVENUES IN EXCESS OF CERTAIN EXPENSES  . . . . . . . . . . . . . . . . . .     $2,576       $5,675
                                                                                ---------------------



               See accompanying notes to financial statements




                        LANDMARK SQUARE PROPERTIES
             COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES



1. BASIS OF PRESENTATION
      Presented herein is the combined statement of revenues and certain expenses related to the operations of six commercial real estate properties owned by Metropolitan Life Insurance Company ("MetLife"). These properties are located in Stamford, Connecticut, and are identified as the Landmark Square Properties.

       The Landmark Square Properties are not a legal entity but rather a combination of the operations of certain real estate properties subject to purchase contracts by Reckson Associates Realty Corp. (the "Company").
The accompanying combined statement of revenues and certain expenses includes the accounts of the commercial real estate properties consiting of One through Six Landmark Square.

        The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the aforementioned properties. Items excluded consist of interest, depreciation and general and administrative expenses not directly related to the future operations.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The combined statement of revenues and certain expenses for the six months ended June 30, 1996 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined statement of revenues and certain expenses for this interim period have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.



                          LANDMARK SQUARE PROPERTIES
             COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES



2. LEASE AND REVENUE RECOGNITION
         The Landmark Square Properties are being leased to tenants under operating leases. Minimum rental income is generally recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to approximately $400,000 for the year ended December 31, 1995. The lease agreements generally contain provisions for reimbursement of real estate taxes and operating expenses over base year amounts, as well as fixed increases in rent.

           All of the Landmark Square Properties are principally multi-tenant office buildings whose leases expire at various dates over the next twenty years.

3. MANAGEMENT AND LEASING AGREEMENTS
     The Landmark Square Properties are managed by GRM Management, Inc. ("GRM"). GRM provides leasing services to the Landmark Square Properties at the rate of $25,000 per month. GRM also provides property management services equal to 4% of the total revenues (as defined) .

      JM Parking Company, an affiliate of GRM, operates the parking garage located at Landmark Square Properties. Landmark Square Properties pays a management fee of $30,000 per year.

4. GROUND LEASE
     On February 23, 1983, 9/th/ Stamford New Urban Corporation entered into a ninety nine year noncancellable ground lease for Six Landmark Square with Rich - Taubman Associates. Net rent was $1 for the entire ninety-nine year term. The ground lease was subsequently transferred to Metlife.

5. PROPERTY OPERATING EXPENSES
     Property operating expenses for the year ended December 31, 1995 include approximately$130,000 in insurance costs which have been allocated from Metlife. In addition, property operating expenses also include approximately $742,000 in bad debt expense, $2,453,000 for utilities, $958,000 in payroll costs and $1,561,000 in repair and maintenance costs.

6. SIGNIFICANT TENANTS

     Two tenants, United Distillers North America, Inc. and Pneumo Abex Corporation accounted for 12% and 19% of the 1995 rents, respectively.




                  REPORT OF INDEPENDENT AUDITORS


BOARD OF DIRECTORS AND STOCKHOLDERS
RECKSON ASSOCIATES REALTY CORP.

     We have audited the combined statements of revenues and expenses of certain properties acquired or to be acquired (the "Certain Option Properties") from certain limited partners in Reckson Operating Partnership, L.P., as described in Note 1, for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Certain Option Properties' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Reckson Associates Realty Corp. and are not intended to be a complete presentation of the Certain Option Properties' revenues and expenses.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined revenues and certain expenses of the Certain Option Properties as described in Note 1 for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

                                   ERNST & YOUNG LLP



New York, New York
September 16, 1996




                          CERTAIN OPTION PROPERTIES
             COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                                (IN THOUSANDS)
                                   (NOTE 1)


                                  Six Months Ended June 30,          Years Ended December 31,
                                     1996        1995          1995          1994           1993
                                     ----        ----          ----          ----           ----
                                         (UNAUDITED)
REVENUES (NOTE 2):

Base rents                          $  2,393     $  2,698      $  5,341     $   5,184       $  5,376

Tenant escalations and
  reimbursements,
  including lease cancellation
  income of $421 (1994) and $24           189          336           438         1,180           833
  (1993)                              --------     --------     --------     ----------      -------

Total revenues                          2,582        3,034         5,779         6,364        6,209
                                      ---------    --------     ---------    -----------     -------

CERTAIN EXPENSES:

 Property operating expenses              317          327           665           817             607

 Real estate taxes                        609          579         1,208         1,154           1,057

 Ground rent (Note 3)                      68           68           136           136             136

 Management fees (Note 4)                 132          144           278           303             298
                                      --------      -------       -------        ------          ------
Total certain expenses                  1,126        1,118         2,287         2,410           2,098
                                      --------      --------      --------       -------         -------

REVENUES IN EXCESS OF CERTAIN
EXPENSES                              $ 1,456       $ 1,916       $ 3,492        $ 3,954        $ 4,111
                                       -------      -------       -------        -------         ------
                                       -------      --------      -------        -------         ------


               See accompanying notes to financial statements.


                          CERTAIN OPTION PROPERTIES
        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1    BASIS OF PRESENTATION

     Presented herein are the combined statements of revenues and certain expenses related to the operations of five commercial real estate properties owned by certain limited partners of Reckson Operating Partnership, L.P. These properties are located on Long Island, New York, and are identified as the Certain Option Properties (the "Properties").

     The Properties are not a legal entity but rather a combination of the operations of certain real estate properties acquired by Reckson Associates Realty Corp. (the "Company") subsequent to June 30, 1996, or subject to purchase contracts. The accompanying combined statements of revenues and certain expenses include the accounts of the commercial real estate properties listed below. The Company has acquired the first two properties listed below and is in contract to acquire the fee title in the remaining properties.

                                  PROPERTIES
                                  ----------
     1.   60 Charles Lindbergh Boulevard, Mitchel Field, New York
     2.   48 Harbor Park Drive, Port Washington, New York
     3.   110 Bi-county Boulevard, Farmingdale, New York
     4.   30 Hub Drive, Melville, New York
     5.   593 Acorn Street, Babylon, New York

     The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of related party real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the aforementioned Properties. Expenses excluded consist of interest, depreciation and general and administrative expenses not directly related to the future operations.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The combined statements of revenues and certain expenses for the six months ended June 30, 1996 and 1995 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined statements of revenues and certain expenses for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

2    LEASES AND REVENUE RECOGNITION

     The Properties are being leased to tenants under operating leases. Minimum rental income is generally recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to approximately $334,000, $230,000 and $466,000 for the years ended December 31, 1995, 1994 and 1993, respectively. The lease agreements for certain of the Properties generally contain provisions which provide for reimbursement of real estate taxes and operating expenses over base year amounts, as well as fixed increases in rent.

     The Properties are office or industrial buildings whose leases expire at various dates over the next eleven years.





                          CERTAIN OPTION PROPERTIES
        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES


3.   LAND LEASES

     One of the Properties leases, pursuant to a noncancellable operating lease, the land on which the building is constructed. The lease, which contains renewal options, expires in 2018. The lease contains provisions for scheduled increases in the minimum rent. Minimum ground rent is recognized on a straight-line basis over the term of the lease. The excess of amounts recognized over amounts contractually due was approximately $20,000 in each of 1995, 1994 and 1993.

4.        RELATED PARTY TRANSACTIONS

     The Company provided executive, supervisory, leasing, legal and accounting services to the Properties. The combined fees charged and collected by the Company relating to these services amounted to approximately $278,000, $303,000 and $298,000 for the years ended December 31, 1995, 1994 and 1993, respectively. These amounts have been included in the accompanying combined statements of revenues and certain expenses as management fees.

     An affiliate of the Company, which is accounted for on the equity method, provided tenant related and other construction and architectural services to the Properties. Tenant improvement costs and other services performed by this affiliate aggregated approximately $230,000, $584,000 and $189,000 for the years ended December 31, 1995, 1994 and 1993, respectively. These amounts have been capitalized as assets and accordingly are not included in the accompanying statements of revenues and certain expenses.






                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              RECKSON ASSOCIATES REALTY CORP.




                              /s/ J. Michael Maturo


                              J. Michael Maturo
                              Executive Vice President
                              and Chief Financial Officer



Date:  September 30, 1996